Exhibit 3.1
Amended and Restated By-Laws of
Wolverine World Wide, Inc.

Article I - Offices

Section 1. The corporation’s principal office shall be in the City of Rockford, County of Kent, State of Michigan.
Section 2. The corporation’s principal office and place of business in Delaware shall be its registered office in Delaware as set forth in the Certificate of Incorporation.
Section 3. The corporation may also have offices at such other places, both within and without the States of Michigan and Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

Article II - Meeting of Stockholders

Section 1. All meetings of the stockholders shall be held, except as otherwise provided by statute or these By-Laws, at such time and place as may be fixed from time to time by the Board of Directors. Meetings of stockholders may be held within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware.

Section 2. Annual meetings of the stockholders shall be held each year at such time and on such business day as may be designated by the Board of Directors. Annual meetings shall be held to elect successors to those members of the Board of Directors whose terms expire at the meeting and to transact only such other business as may be properly brought before the meeting in accordance with these By-Laws. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 3. Special meetings of the stockholders may be called by the Board of Directors, or by the Chief Executive Officer, or upon the written request of stockholders holding in the aggregate at least forty (40) percent of the issued and outstanding capital stock of the corporation entitled to vote on the business to be transacted at such meeting, delivered to the Chief Executive Officer or the Secretary. Such stockholder request shall state the purpose or purposes of the proposed meeting; the reasons for conducting such business at the meeting; the names and addresses of the stockholders requesting the meeting; any information or representations required to be set forth in a notice pursuant to Section 4 below as if the stockholder were proposing business or nominations at a meeting of the stockholders; and any material interest of the stockholders in the matter(s) proposed for stockholder action. The meetings shall be held on a date fixed by the Board of Directors or the Chief Executive Officer, or in the case of a stockholder request, on a date determined by the Secretary. In the event the Secretary questions the propriety of any meeting requested by stockholders, such request shall be submitted to the Board of Directors at its next meeting, and the determination of the Board as to such propriety shall be final. No special meeting of stockholders shall be called for the purpose of electing directors, or for amending the By-Laws of the corporation, such matters to be considered only at the annual meeting of stockholders, PROVIDED, HOWEVER, that a special meeting of stockholders may be called for the purpose of removing a director for cause, such term to be as defined under Delaware law. Business transacted at any special meeting requested by stockholders shall be limited to the purpose(s) stated in the request for meeting, PROVIDED, HOWEVER, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

Section 4. Except as otherwise provided by statute or the corporation’s Certificate of Incorporation:

(a)No matter (including the nomination of a person for election as a director) may be presented for stockholder action at an annual or special meeting of stockholders unless such matter is: (i) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (ii) otherwise presented at the meeting by or at the direction of the Board of Directors; (iii) properly presented for action at the meeting by a stockholder who was a stockholder of record at the time of giving of notice required by this Section through the date of such meeting, is entitled to vote at such meeting, and provides notice of such matter in accordance with the notice provisions set forth in this Section and any other applicable requirements; or (iv) a procedural matter presented, or accepted for presentation, by the chairman of the meeting in his or her sole discretion.

(b)Nomination of persons for election to the Board of the corporation at an annual meeting may be made at the annual meeting of stockholders by or at the direction of the Board of Directors or by any nominating committee of the Board or person appointed by the Board for such purpose, or by any stockholder of the corporation entitled to vote for the election of Directors at the annual meeting who complies with the notice procedures set forth in this Section 4. Such nominations, other than those made by or at the direction of the Board or by any nominating committee of the Board or person appointed by the Board for such purpose, shall be made pursuant to timely notice in writing to the Secretary of the corporation by the stockholder intending to make the nomination. For a nomination or other matter to be properly presented by a stockholder, the stockholder intending to propose the matter must have given timely notice of the matter in writing to the Secretary of the corporation. To be timely, the notice must be delivered to or mailed to and received at the principal executive offices of the corporation by the close of business, as defined in Section 4 (i) below, not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the first anniversary of the date of the corporation’s last preceding annual meeting of stockholders (unless the corporation did not hold an annual meeting within the last year, or the date of the upcoming annual meeting changed by more than thirty (30) calendar days from the date of the last preceding meeting, in which case the notice must be delivered or mailed and received by the close of business not more than ten (10) calendar days after public disclosure (as defined below) of the date of the meeting). In no event shall an adjournment, recess or postponement of an annual or special meeting commence a new time period (or extend the time period) for the giving of a stockholder’s notice as described above.

(c)The stockholder’s notice required by Section 4 (b) must set forth:

(i)     as to any business other than nominations that such stockholder proposes to bring, (1) a brief description of the matter the stockholder desires to present for stockholder action, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment), (2) the reasons for addressing the matter at the meeting, (3) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the matter is proposed, (4) if the proposal includes the removal of a director for cause, a brief description of such cause, and (5) all information relating to such matter that would be required to be disclosed in solicitations of proxies for the support of such matter pursuant to Regulation 14A under the Exchange Act;
(ii)    as to each nominee that the stockholder proposes for election or re-election as a director, (1) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, and a representation that such nominee consents to serve as a director if elected and (if applicable) to being named in the corporation’s proxy statement and form of proxy as a nominee, and currently intends to serve as a director for the full term for which such nominee is standing for election, (2) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder, any Stockholder Associated Person (as defined below) or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such stockholder and any Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (3) a written representation and agreement completed by such nominee in the form required by the corporation (which form such stockholder shall request in writing from the Secretary and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request) providing that such nominee: (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the corporation, with such nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the corporation; (C) will, if elected as a director of the corporation, comply with all applicable rules of any securities exchanges upon which the corporation’s securities are listed, the Certificate of Incorporation, these By-Laws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the corporation generally applicable to directors (which other guidelines and policies will be provided to such nominee within five (5) business days after the Secretary receives any written request therefor from such nominee), and all applicable fiduciary duties under state law; (D) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (E) will tender his or her resignation as a director of the corporation if the Board of Directors determines that such nominee failed to comply with the provisions of this Section 4 (c)(ii)(3) in any material respect, provides such nominee notice of any such determination and, if such non-compliance may be cured, such nominee fails to cure such non-compliance within ten (10) business days after delivery of such notice to such nominee;

(iii)    as to the stockholder giving the notice and any Stockholder Associated Person (as defined below): (1) the name and address of the stockholder as they appear on the corporation’s books and the name and address of any Stockholder Associated Person; (2) the class and number of shares of capital stock of the corporation which are beneficially owned (as defined below) or held of record by such stockholder or Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition), the date or dates on which such shares were acquired, and the investment intent of such acquisition; (3) a description of any agreement, arrangement or understanding between or among the stockholder or any Stockholder Associated Person and any other person, including any such agreement, arrangement or understanding with respect to such nomination(s) or business proposed to be presented by such stockholder and with respect to the voting of any security of the corporation; (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or maintain, increase or decrease the voting power of the stockholder or Stockholder Associated Person with respect to securities of the corporation (each, a “Derivative Instrument”); (5) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder or any Stockholder Associated Person is a general partner, manager or managing member or beneficially owns, directly or indirectly, an interest in a general partner, manager or managing member; (6) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the shares of stock of the corporation or Derivative Instruments; (7) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such stockholder or any Stockholder Associated Person in the corporation or any affiliate thereof, other than an interest arising from the ownership of corporation securities where such stockholder or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, (8) any significant equity interests or any Derivative Instruments in any principal competitor of the corporation held by such stockholder or any Stockholder Associated Person; (8) any direct or indirect interest of such stockholder or any Stockholder Associated Person in any contract or arrangement with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including any employment agreement, collective bargaining agreement or consulting agreement); (9) the names and addresses of other stockholders (including beneficial owners) known by such stockholder to support the nomination(s) or other matter(s) submitted by such stockholder and, to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); (10) a representation whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends: (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the matter or, in the case of a nomination, to holders of at least sixty-seven (67) percent of the corporation’s outstanding capital stock entitled to vote generally in the election of directors, (B) solicit proxies in support of the election of any nominee in accordance with Rule 14a-19 under the Exchange Act, (C) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, such notice shall set forth the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation, or (D) otherwise to solicit proxies from stockholders in support of the matter or nominee(s); (11) any other information relating to such stockholder or any Stockholder Associated Person, required to be disclosed (A) in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder or (B) in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates (regardless of whether such person or entity is actually required to file a

Schedule 13D); (12) a representation that the stockholder is a holder of record of the corporation entitled to vote at such meeting and that the stockholder or a qualified representative of the stockholder (as defined below) intends to appear in person at the meeting to propose such business or nomination and an acknowledgment that, if such stockholder (or a qualified representative of such stockholder) does not appear to present such business or nomination, as applicable, at such meeting, the corporation need not present such business or nominee(s) for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation; and (13) a certification as to whether or not the stockholder and all Stockholder Associated Persons, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and each Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the corporation and the stockholder’s and each Stockholder Associated Person’s acts or omissions as a stockholder (or beneficial owner of securities) of the corporation. Except as required by subparagraphs (iii)(1) and (iii)(2) of this Section 4 (c), or as otherwise required by law, rules or regulations, and notwithstanding any other provisions of this Section 4 (c) the information required by this Section 4 (c) with respect to a Stockholder Associated Person shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other entity that is a stockholder delivering a notice pursuant to Section 4 (b) solely as a result of being the stockholder of record directed to prepare and deliver the notice on behalf of a beneficial owner.

(d)Notwithstanding anything in the By-Laws to the contrary: (i) no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section (PROVIDED, HOWEVER, that nothing in this Section shall be considered to preclude discussion by any stockholder of any business properly brought before the meeting), (ii) the number of nominees that the stockholder proposes for election or re-election as a director may not exceed the number of directors to be elected at the applicable meeting, (iii) no stockholder shall be entitled to propose additional or substitute nominees following the expiration of the time periods set forth in Section 4(b) and (iv) if a stockholder does not provide the information required under Section 4 (g) or 4 (h), as applicable, to the corporation within the time frames specified herein, or the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the nomination or proposed business, such proposed nomination shall be disregarded and such proposed business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies in respect of such proposed nominations or business may have been received by the corporation. For purposes of this Section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(e)Subject to the Certificate of Incorporation, Section 4 (k) and applicable law, only persons nominated in accordance with procedures stated in this Section 4 shall be eligible for election as and to serve as directors and the only business that shall be conducted at a meeting of stockholders is the business that has been brought before the meeting in accordance with the procedures set forth in this Section 4. In addition to complying with the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 4. Except as otherwise provided by law or by these By-Laws, and notwithstanding any other provision of these By-Laws, each of the Chairman of the Board, the Board of Directors or the chairman of the meeting shall have the power to determine whether any nomination or business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 4. If any proposed nomination or business is not in compliance with this Section 4, then except as otherwise required by law, the chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination or business was not properly proposed or properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting, any such nomination or business not properly brought before the meeting shall not be considered or transacted, and no vote shall be taken with respect to such nomination or business, in each case notwithstanding that proxies with respect to such vote may have been received by the corporation.

(f)A stockholder shall update such stockholder’s notice provided under the foregoing provisions of this Section 4, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (i) the record date for determining the stockholders entitled to receive notice of the meeting and (ii) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (A) be received by the Secretary at the principal executive offices of the corporation (1) not later than the close of business five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (i)) and (2) not later than the close of business seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (ii)), (B) be made only to the extent that information has changed since such stockholder’s prior submission and (C) clearly identify the information that has changed since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 4 (i) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 4 and shall not extend the time period for the delivery of notice pursuant to this Section 4. If a stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 4.

(g)If any information submitted pursuant to this Section 4 by any stockholder nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 4. Any such stockholder shall notify the Secretary in writing at the principal executive offices of the corporation of any inaccuracy or change in any information submitted pursuant to this Section 4 within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 4 and (ii) a written affirmation of any information submitted by such stockholder pursuant to this Section 4 as of an earlier date. If a stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 4.

(h)If (a) any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (b) such stockholder or Stockholder Associated Person subsequently either (x) notifies the corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the corporation shall disregard any proxies solicited for the election of such proposed nominee. Upon request by the corporation, if such stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary of the corporation, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(i)For purposes of this Section, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other comparable national financial news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 of the Exchange Act, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others, and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares, and a “Stockholder Associated Person” of any stockholder and any beneficial owner of shares of capital stock of the corporation on whose behalf such stockholder is providing notice pursuant to this Section 4 means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner, (ii) any member of the immediate family of such stockholder or beneficial owner(s) sharing the same household, (iii) any beneficial owner of any capital stock or other securities of the corporation owned of record or beneficially by such stockholder or beneficial owner, (iii) any person directly or indirectly controlling, controlled by or under common control with any such Stockholder Associated Person referred to in clause (i) or (ii) above, (iv) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise acting in concert in respect of any matter involving the corporation or its securities with either such stockholder, such beneficial owner or any beneficial owner of any capital stock or other securities of the corporation owned of record or beneficially by such stockholder or beneficial owner, (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable, and (vi) any nominee that such stockholder proposes for election or re-election as a director of the corporation.

(j)In order for notice to be properly submitted by a stockholder pursuant to Section 4 (b), any nominee proposed by a stockholder shall complete a questionnaire, in a form requested in writing from the Secretary and provided by the corporation (including those questionnaires required of the corporation’s directors and any other questionnaire the corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these By-Laws, any law, rule, regulation or listing standard that may be applicable to the corporation, and the corporation’s corporate governance policies and guidelines), and deliver a signed copy of such completed questionnaire to the corporation within ten (10) calendar days of the date that the corporation makes available to the stockholder seeking to make such nomination or such nominee the form of such questionnaire. The corporation may require any proposed nominee to furnish such other information as may be reasonably requested by the corporation to determine the eligibility of the proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. The Board of Directors may also require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof.

(k)    None of the provisions of this Section 4 shall limit the right of a stockholder to require the corporation to include a stockholder’s proposal in the corporation’s proxy materials to the extent required pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Section 5. Written notice of all meetings of stockholders, stating the time and place of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and in the case of special meetings, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, at least ten (10) calendar days before the date fixed for the meeting.

Section 6. The corporation shall prepare, at least ten (10) calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, PROVIDED, HOWEVER, that if the record date for determining the stockholders entitled to vote is less than ten (10) calendar days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th calendar day before the meeting date. Such list shall be arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Nothing in this Section

6 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) calendar days ending on the day before the meeting date, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, present by means of remote communication, if any, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting shall have the power to adjourn or recess the meeting from time to time until a quorum shall be present or represented, and notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these By-Laws. At such adjourned or recessed meetings at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 8. Except as otherwise required by the rules or regulations of any stock exchange applicable to the corporation or pursuant to any law or regulation applicable to the corporation or its securities or by the Certificate of Incorporation or these By-Laws, all matters other than the election of directors shall be determined by a majority of the votes cast on the matter affirmatively or negatively. A nominee for director shall be elected if the number of votes properly cast “for” such nominee’s election exceeds the number of votes properly cast “against” such nominee’s election, unless the election is contested, in which case the directors shall be elected by the plurality of the votes properly cast. An election shall be contested if (i) the Secretary receives a notice that a stockholder has nominated or intends to nominate a person for election to the Board of Directors in compliance with the requirements for stockholder nominees for director set forth in Section 4 of these By-Laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day before the corporation first mails its notice of meeting for such meeting to the stockholders.

Section 9. Except as otherwise provided by the Certificate of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

Section 10. Meetings of stockholders shall be presided over by the Chairman of the Board, or, in his or her absence, the Chief Executive Officer (if different from the Chairman of the Board), or, in his or her absence, any other person designated by the Board of Directors. The Board of Directors or the chairman of the meeting shall have the authority to adopt and enforce such rules or regulations for the conduct of meetings of stockholders and the safety of those in attendance as he or she shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall further have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot; (vii) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting; (viii) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (ix) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (x) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; and (xi) any rules, regulations or procedures as the chairman may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chairman of the meeting may, for any reason, from time to time, adjourn or recess the meeting, without notice other than announcement at the meeting, except as otherwise required by law; and upon his or her so doing, the meeting is immediately adjourned or recessed. A resolution or motion by a stockholder shall be considered for vote only if proposed by a stockholder or a duly authorized proxy and seconded by a stockholder or a duly authorized proxy other than the individual who proposed the resolution or motion.

Section 11. At or prior to any meeting of stockholders, the Board of Directors, or, if the Board of Directors shall have taken no action with respect thereto, the chairman of the meeting, may, and shall if required by law, appoint one or more inspectors to act at the meeting. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the chairman of the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

Section 12. The Secretary of the corporation shall furnish the inspectors with a certificate setting forth the number of shares outstanding and entitled to vote, the voting power of each, the number of shares required to make a quorum and the number of shares required to be voted on any issue presented to the meeting if more than a simple majority of the quorum present. The inspectors shall determine the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. The inspectors shall execute a certificate of the results of the election or vote found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them. In their determination of the validity and effect of proxies, the inspectors shall make such determination, to the extent possible, so as not to disenfranchise any stockholder.

Section 13. The inspectors may employ agents or other persons to assist in their duties. The meetings of the inspectors shall be closed to all persons except as may be requested by the inspectors, provided that the inspectors shall permit a reasonable time after their initial tabulations for the presentation and determination of challenges to the validity and effect of proxies and ballots. In the case of an election contest, whenever the representative of one or more sides is present during the course of the inspectors’ duties, a representative of all other sides shall be afforded the opportunity to attend.

Section 14. In the tabulation of votes cast by proxies, it shall not be necessary for proxies to execute a ballot on matters, voting instructions (including no vote) for which are contained on the form of proxy itself, and in the absence of a ballot executed on such proxies, the proxy itself will be deemed a written ballot and tabulated in accordance with the directions contained thereon.

Section 15. The chairman of the meeting of the stockholders may close the polls after the request for submission of proxies and ballots, upon the temporary adjournment of the meeting called to tabulate the proxies and ballots, or within a reasonable time thereafter. After the polls are closed, no proxy, revocation of proxy or ballot shall be accepted by or considered in the tabulation of proxies and ballots.

Section 16. In the event it becomes necessary to adjourn a meeting of stockholders beyond the day of the scheduled meeting in order to determine the results of any election or vote, said meeting may be adjourned from time to time by the person presiding or entitled to preside, with such meeting to be reconvened at the principal offices of the corporation in Rockford, Michigan, or at such other place as the corporation determines appropriate. The only matter to be acted upon at such reconvened meeting shall be the acceptance and filing of the report from the inspectors of election.

Section 17. In order that the corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholders of record seeking to have the stockholders authorize or take corporate action by such consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) calendar days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) calendar days following the receipt of such a request, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of the 10-day time period following the date on which such a signed consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with Section 228(d) of the General Corporation Law of the State of Delaware; provided, however, that the corporation has not designated, and shall not designate, any information processing system for receiving such consents. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 18. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

Article III – Directors

Section 1. Directors of the corporation shall be elected, replaced and removed as follows:

(a)Number and Qualification of Directors. The number of directors which shall constitute the whole Board of Directors shall be not less than five (5) persons. Subject to the limit above specified, the number of directors shall be determined from time to time solely by resolution of the Board of Directors, provided that a vacancy in the Board of Directors need not be filled immediately. Except as otherwise provided in this Section, directors shall be elected at the annual meeting of the stockholders, and each such director elected shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor is elected or until such director’s earlier resignation or removal. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware.

(b)Classification. The Board of Directors shall be divided into three classes, Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1990 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock shall have the right, voting separately as a class, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and such directors shall not be divided into classes pursuant to this Section 1 (b) of Article III, and the number of such directors shall not be counted in determining the maximum number of directors permitted under Section 1 (a) of Article III hereof, in each case unless expressly provided by the Certificate of Incorporation.

(c)Vacancies and Newly Created Directorships. Subject to the right of the holders of any series of preferred stock then outstanding, any vacancy occurring in the Board of Directors caused by resignation, removal, death, disqualification or other incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled exclusively by a majority vote of the directors then in office, whether or not a quorum, or by the sole remaining director, and shall not be filled by the stockholders. When the number of directors is changed, any newly created directorship shall be so apportioned among the classes of directors as to make all classes as nearly equal in number as possible. Each director chosen to fill a vacancy or a newly created directorship shall hold office for the term coinciding with the class of his or her directorship and until his or her successor shall be elected and qualify. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d)Removal. Subject to the rights of the holders of any series of preferred stock then outstanding, any or all of the directors may be removed from office at any time, but only for cause.

(e)Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation, and such resignation shall take effect upon delivery thereof to the corporation unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events.

(f)Nomination of Directors. Subject to the rights of holders of any classes or series of preferred stock then outstanding, only persons who are nominated in accordance with the procedures specified in Article II, Section 4 shall be eligible for election as directors.

Section 2. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.
Meetings of the Board of Directors

Section 3. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 4. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 5. Special meetings of the Board may be called by the Chairman of the Board, Chief Executive Officer or Secretary or by a majority of the directors then in office on twenty-four (24) hours’ notice to each director or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

Section 6. At all meetings of the Board a majority of the total number of directors then authorized (other than directors elected at that meeting) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any person (whether or not then a member of the Board of Directors) may provide, whether through instruction to an agent or otherwise, that a consent will be effective at a future time (including a time determined upon the happening of an event), no later than 60 (sixty) calendar days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a member of the Board of Directors and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 7. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee as the case may be, consent in writing or by electronic transmission to such action, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee thereof.

Section 8. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 9. At any meeting of the Board of Directors, business shall be transacted in the order and manner that the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, provided a quorum is present at the time such matter is acted upon, except as otherwise provided in the Certificate of Incorporation or these By-Laws or required by applicable law. The Board of Directors or any committee thereof may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10. This Section 10 shall be operative during any emergency, disaster or catastrophe, as referred to in condition as contemplated by Section 110 of the General Corporation Law of the State of Delaware (an “Emergency”), notwithstanding any different or conflicting provisions in these By-Laws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware . In the event of any Emergency, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any Emergency, the corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the General Corporation Law of the State of Delaware.
Committees of Directors

Section 11. The Board of Directors may, by the affirmative vote of a majority of the total number of directors then authorized, designate such committees as it may deem appropriate, and such committees shall exercise the authority delegated to them subject to law.

Section 12. Each committee provided for above shall meet as often as its business may require and may fix dates and times for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of the committees may be called by the chairman of the committee, or by a majority of the committee’s members, and notice thereof may be given to the members in writing, by telephone or by electronic transmission. A majority of its members shall constitute a quorum for the transaction of the business of any of the committees. A record of the proceedings of each committee shall be kept and presented to the Board of Directors. The Board of Directors may appoint one or more directors to serve as alternates for members of the committee in the absence or disqualification of regular members. In addition, in the absence or disqualification of a committee member, the member or members present at any committee meeting and not disqualified from voting, whether or not a quorum is present, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified committee member.
Compensation of Directors

Section 13. The directors may be paid or reimbursed for their expenses for meeting attendance and may be paid such compensation for their service on the Board of Directors and its committees as may be fixed or determined by the Board of Directors.

Article IV - Notices

Section 1. So long as the corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Exchange Act, notice shall be given in the manner required by such rules. To the extent permitted by such rules, notices to directors and stockholders may be delivered personally, by mail addressed to the directors or stockholders at their addresses appearing on the books of the corporation, or by electronic transmission to the extent permitted by Section 232 of the General Corporation Law of the State of Delaware. Notice by mail shall be deemed to be given at the time when the same shall be mailed.

Section 2. Whenever any notice is required to be given under any provision of Delaware law or of the Certificate of Incorporation or by these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.

Article V – Officers and Chairman of the Board

Section 1. The officers of the corporation to be selected by the Board of Directors shall include a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine. Any two or more offices may be held by the same person.
Term of Office

Section 2. Each officer and the Chairman of the Board shall hold office at the pleasure of the Board. The Board of Directors may remove any officer or the Chairman of the Board for cause or without cause. Any officer or the Chairman of the Board may resign his or her office at any time upon notice given in writing or by electronic transmission to the corporation, and such resignation shall take effect upon delivery thereof to the corporation unless otherwise specified in the resignation. If the office of any officer or the office of Chairman of the Board becomes vacant for any reason, the vacancy may be filled by the Board.
The Chairman of the Board

Section 3. The Chairman of the Board shall, when present, preside at all meetings of the directors and stockholders. If the Chairman of the Board is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside. He or she shall have such other duties and powers as may be imposed or given by the Board. The Chairman of the Board shall not be considered an officer of the corporation, although an individual who is an officer of the corporation may also serve as Chairman of the Board.
The Chief Executive Officer

Section 4. The Chief Executive Officer of the corporation shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 5. In the event of the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders. The Chief Executive Officer shall, subject to the oversight of the Board of Directors, have general supervision, direction and control of the business and the officers, employees and agents of the corporation. Except as otherwise herein provided, the Chief Executive Officer shall have the power, subject to the control of the Board of Directors, to appoint or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the corporation as he or she may deem necessary. He or she shall do and perform such other duties as may be assigned to him or her by the Board of Directors.

The President

Section 6. The President shall have such title and powers and perform such duties as may be assigned to him or her from time to time by the Chief Executive Officer or the Board of Directors.

Vice Presidents

Section 7. Each Vice President shall have such title and powers and perform such duties as may be assigned to him or her from time to time by the Chief Executive Officer or the Board of Directors.

The Secretary

Section 8. The Secretary shall record or cause to be recorded all votes and the minutes of all meetings of the Board and the stockholders in a book to be kept for that purpose, and shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. He or she shall keep in custody the corporate books and the seal of the corporation and shall have authority to affix the seal to all instruments where its use is required or appropriate.

The Treasurer

Section 9. The Treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He or she shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or, if different from the Treasurer, the Chief Financial Officer.

Other Officers

Section 10. There may be elected one or more Assistant Secretaries and Assistant Treasurers who may, in the absence, disability or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons respectively.

Section 11. All other officers, as may from time to time be appointed by the Board of Directors pursuant to this Article shall perform such duties and exercise such authority as the Board of Directors shall prescribe.

Section 12. In the case of the absence of any officer, or for any other reason that the Board may deem sufficient, the Chief Executive Officer or the Board may delegate for the time being the powers or duties of such officer to any other person.

Officer Salaries

Section 13. The Board of Directors shall have the authority to fix, and to delegate responsibility for fixing, the salaries of all corporate officers appointed by the Board of Directors.

Article VI – Subsidiaries and Divisions

Section 1. The Board of Directors or the Chief Executive Officer may, as they shall deem necessary, designate certain individuals as divisional officers. Any titles given to divisional officers may be withdrawn at any time, with or without cause, by the Board of Directors or the Chief Executive Officer. A divisional officer may, but need not be, a director of the corporation. All divisional officers shall perform such duties and exercise such authority as the Board of Directors or the Chief Executive Officer shall prescribe.

Section 2. Divisional officers, and the officers of any subsidiary corporation, shall not, by virtue of holding such title and position, be deemed to be officers of the corporation.

Article VII – Certificates of Stock

Section 1. Shares of stock in the corporation may be represented by certificates or may be issued in uncertificated form in accordance with Delaware law. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the corporation. Every holder of stock in the corporation represented by a certificate shall be entitled to have a certificate, signed by, or in the name of the corporation by, any two authorized officers of the corporation, including without limitation the Chief Executive Officer, President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such stockholder in the corporation.

Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such Chief Executive Officer, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

Section 3. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed or with respect to the issuance of such new certificate or certificates or uncertificated shares.
Transfers of Stock

Section 4. Transfers of record of shares of stock in the corporation shall be made only on the corporation’s books upon authorization by the stockholder of record or such stockholder’s duly authorized attorney and, in the case of certificated shares, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed.
Record Dates

Section 5.

(a)In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix in advance a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) calendar days nor less than ten (10) calendar days preceding the date of such meeting of stockholders. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)In order that the corporation may determine the stockholders entitled to receive payment of any dividend, or any other distribution or allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, or for the purpose of any other lawful action (other than to determine the stockholders entitled to consent to corporate action in writing without a meeting, which is governed by Article III, Section 17 of these By-Laws), the Board of Directors may fix a record date, which shall not be more than sixty (60) calendar days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Registered Stockholders

Section 6. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable laws and regulations.

Article VIII – General Provisions
Dividends

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, subject to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation, available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors deem to be in the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
Fiscal Year

Section 3. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Seal

Section 4. The corporate seal shall have inscribed thereon the name of the corporation, and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Voting Securities

Section 5. The Board of Directors, the Chief Executive Officer or any authorized person shall have full power and authority on behalf of the corporation to attend and to act and to vote, or to execute in the name or on behalf of the corporation a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote at any meetings of security holders of corporations or other entities in which the corporation may hold securities or other equity interests, and at such meetings the Chief Executive Officer or such authorized person, or a duly authorized agent or attorney-in-fact for any of the foregoing, shall possess and may exercise any and all rights and powers incident to the ownership of such securities or interests and which, as the owner thereof, the corporation might have possessed and exercised if present. The Board by resolution from time to time may confer like power upon any other person or persons.

Article IX - Amendments

These By-Laws may be amended, altered, changed, added to or repealed at any annual meeting of the stockholders or of the Board of Directors or at any special meeting of the Board of Directors, by the affirmative vote of a majority of the total number of directors then authorized.

Article X - Indemnification

The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any director, officer or employee from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. For purposes of this Article X, a “director” or “officer” or “employee” of the corporation shall mean any person (i) who is or was a director, officer or employee of the corporation or (ii) who, while a director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The corporation may grant rights to the advancement of expenses to directors, officers and employees and may grant rights to indemnification and to the advancement of expenses to agents of the corporation, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended or supplemented.

The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The rights conferred in this Article X shall be contract rights and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article XI – Forum for Certain Actions

Section 1. Unless a majority of the Board of Directors, acting on behalf of the corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation under Delaware law , (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action asserting a claim against the corporation or any of its directors, officers or other employees arising pursuant to any provision of the General Corporation Law of the State of Delaware, these By-Laws or the Certificate of Incorporation, (d) any action asserting a claim against the corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (e) any other action asserting an “internal corporate claim,” as defined in Section 115 of the General Corporation Law of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board of Directors, acting on behalf of the corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.

Section 2. If any action the subject matter of which is within the scope of Section 1 above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the first sentence of Section 1 above and the personal jurisdiction of the federal district courts of the United States of America in connection with any action brought in any such court to enforce the second sentence of Section 1 above (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 3. If any provision of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article XI, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Section 4. For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

Last amended: November 2, 2022
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